UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012 the Company announced that Richard J. Poulton has been appointed Chief Financial Officer of the Company, effective October 29, 2012. Mr. Poulton, 47, previously served as the Chief Financial Officer and Treasurer for AAR Corp., a diversified provider of products and services to the worldwide aviation, and government and defense industries, for the last five years. In connection with his appointment, the Company has entered into an employment agreement with Mr. Poulton that provides for an annual salary of $450,000. His target performance bonus opportunity will be 100% of his base salary and he will be eligible to participate in the equity-based compensation plans of the Company. Mr. Poulton will receive a one-time cash payment of $750,000 in June 2013 and will receive a new-hire equity grant of restricted stock units with a grant-date value of $1,000,000 and a 2012 long-term incentive equity grant of restricted stock units with a grant-date value of $1,000,000. Each restricted stock unit grant is subject to a four-year vesting schedule, with one-fourth of the grant vesting on each of the first four anniversaries of the grant date. Mr. Poulton has severance protection consistent with the arrangements for other members of the executive officer group. If Mr. Poulton’s employment is terminated without cause or he resigns due to constructive discharge he will receive cash severance equal to his salary and target bonus, his COBRA premium will be subsidized for one year, and he will receive vesting credit on his outstanding equity awards of one year plus the time worked in the current vesting period, unless the award agreement excludes such vesting (it has been the Company’s practice to exclude such vesting on a resignation for constructive discharge). If the termination is in connection with a change in control of the Company, the severance payment is increased to two-times salary and target bonus and full vesting of equity awards is provided. If the termination is not in connection with a change in control but occurs in Mr. Poulton’s first year of employment, the severance payment will be increased by the amount of his base salary. If termination occurs before the one-time payment is made in June 2013, Mr. Poulton will receive such payment. The employment agreement contains comprehensive restrictive covenants, including non-compete, non-solicit, non-disclosure and intellectual property restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: October 15, 2012	By:	/s/ Lee Shapiro
Lee Shapiro

President